UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2014

VISANT CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	333-120386	90-0207604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

357 Main Street
Armonk, New York		10504
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 595-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 7, 2014, the Registrant issued a press release regarding its results of operations for the third fiscal quarter ended September 27, 2014. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)	Registrant has reflected a charge of $3.4 million, net of tax, in its third fiscal quarter 2014 financials related to the withdrawal liability of The Lehigh Press LLC from a multi-employer pension plan under which certain collectively bargained Lehigh Direct production employees participated. The withdrawal liability was triggered by the sale of the Lehigh Direct business in July 2014. Registrant was advised of the estimated amount due in respect of the withdrawal liability by the plan fund administrator on November 3, 2014, from which Registrant calculated the estimated charge. Registrant anticipates paying the amount due in monthly installments over a period of 240 months beginning December 31, 2014.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

99.1	Press release issued by Visant Corporation dated November 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISANT CORPORATION

Date: November 7, 2014	/s/ Paul B. Carousso
Paul B. Carousso
Senior Vice President, Chief Financial Officer

Exhibit No.	Exhibit

99.1	Press release dated November 7, 2014.